UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

Quanex Building Products Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas		77027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 961-4600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2014, Quanex Building Products Corporation, a Delaware corporation (the “Company”), issued a press release attached hereto as Exhibit 99.1, announcing that the Company had entered into a Limited Liability Company Interest Purchase Agreement (the “Purchase Agreement”) dated as of February 7, 2014, among the Company, Nichols Aluminum, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Nichols”), and Aleris International, Inc., a Delaware corporation (“Buyer”). Pursuant to the terms of the Purchase Agreement, the Company has agreed to sell to Buyer all of the issued and outstanding limited liability company interests (the “LLC Interests”) of Nichols and Nichols’ wholly owned subsidiary, Nichols Aluminum-Alabama, LLC, a Delaware limited liability company (“Nichols Alabama”).

Pursuant to the terms of the Purchase Agreement, on the closing date the LLC Interests will be sold for $110,000,000, payable in cash, subject to a post-closing working capital adjustment.

The Purchase Agreement contains covenants, representations and warranties of the Company, Nichols and Buyer that are customary for a transaction of this type. The consummation of the transaction is subject to various customary closing conditions, including, without limitation, (i) the expiration of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the absence of a material adverse effect on the business of Nichols and Nichols Alabama taken as a whole, or on the Company’s ability to consummate the transaction.

The Purchase Agreement further provides, along with other customary indemnity provisions, that the Company indemnifies Buyer against eligible losses suffered as a result of breaches by the Company of certain representations and warranties set forth in the Purchase Agreement. For such losses, Buyer may seek indemnification up to $10,000,000, provided that the losses, in the aggregate, are in excess of a $1,500,000 deductible.

The Purchase Agreement may be terminated (i) by the mutual consent of the Company and Buyer, (ii) by the Company or Buyer if the transaction has not closed within nine months from the date of the Purchase Agreement, (iii) by the Company or Buyer if the transaction is enjoined or prohibited by law, or (iv) by the Company or Buyer upon the occurrence of certain material breaches of the Purchase Agreement by the other party.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On February 10, 2014, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this report, announcing the execution of the Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Limited Liability Company Interest Purchase Agreement dated February 7, 2014, by and among Quanex Building Products Corporation, Nichols Aluminum, LLC and Aleris International Inc.*

99.1	Press Release dated February 10, 2014

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION

Date: February 10, 2014	By:	/s/ Brent L. Korb
Brent L. Korb
Senior Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Limited Liability Company Interest Purchase Agreement dated February 7, 2014, by and among Quanex Building Products Corporation, Nichols Aluminum, LLC and Aleris International Inc.*

99.1	Press Release dated February 10, 2014

*	The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the Securities and Exchange Commission.